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                                                                       EXHIBIT 5

                       [LETTERHEAD OF DILWORTH PAXSON LLP]

DIRECT DIAL NUMBER:
(215) 575-7000


                                        December 22, 2000





Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, MD 20852


       Re: 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc.
           and Executive Stock Option Grants - Registration Statement on Form
           S-8


Ladies and Gentlemen:

       As counsel for Manugistics Group, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to 2,370,000 shares of the Company's Common Stock, par value $.002 per share (the "Shares"), which may be issued, as follows: (i) pursuant to the 2000 Non-Qualified Stock Option Plan of Manugistics Group, Inc. (the "2000 Plan"), - 2,000,000 Shares; and (ii) pursuant to employee stock options granted outside of the Plan and pursuant to employment agreements respectively entered into with Gregory C. Cudahy, Michael Simonetto and Joseph Marino, each of whom is an executive officer of the Company (the "Additional Options") - a total of 370,000 Shares, which are or may become issuable upon exercise of options granted or which may be granted upon satisfaction of certain performance conditions. The number of shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or the 2000 Plan.

       The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about December 22, 2000. (Said Registration Statement on Form
S-8 is referred to hereinafter as the "Registration Statement.")


       In rendering this opinion, we have examined: (i) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the various resolutions and related minutes of the Company's Board of Directors respectively adopting the 2000 Plan and authorizing the issuance of up to 2,000,000 Shares

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DILWORTH PAXSON LLP                                                       PAGE 2
TO:    MANUGISTICS GROUP, INC,

pursuant to the 2000 Plan; (iii) the resolutions and related minutes of the Company's Board of Directors authorizing the grant of the Additional Options and the issuance of 370,000 Shares pursuant to said stock option grants; (iv) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (v) the Registration Statement; (vi) the respective employment agreements referred to above which the Company entered into with each of the above named executive officers; and (vii) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

       In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

       Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued in accordance with the respective terms of the 2000 Plan (including the terms and conditions of options granted thereunder) or the Additional Options, after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

       We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. We are qualified to practice law in the Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                Very truly yours,

                                /s/ DILWORTH PAXSON LLP

                                DILWORTH PAXSON LLP



cc:    Tim Smith, Senior Vice President,
       General Counsel and Secretary
       Manugistics Group, Inc.